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                                                                      EXHIBIT 21
                             THE ADVEST GROUP, INC.

                              List of Subsidiaries

                                                        Jurisdiction                                        Present
      Name                                           Where Incorporated                                   Ownership
      ----                                           ------------------                                   ---------
Advest, Inc.                                         Delaware                                                  100%
      Advest Insurance Agency, Inc.                  Massachusetts                                             100%
      Balanced Capital Services, Inc.                Connecticut                                               100%

Advest Bank and Trust Company                        Connecticut                                               100%

Advest Capital, Inc.                                 Connecticut                                               100%

Advest Mortgages, Inc.                               Delaware                                                  100%

Advest Properties, Inc.                              Delaware                                                  100%

Advest Transfer Services, Inc.                       Delaware                                                  100%

A.B. Realty Corp.                                    Connecticut                                               100%

Bank Street Management Company                       Connecticut                                               100%

Billings & Company, Inc.                             Connecticut                                               100%
      Billings Management Co.                        Connecticut                                               100%

Boston Advisors, Inc.                                Massachusetts                                             100%

Vercoe Insurance Agency, Inc.                        Ohio                                                      100%